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EXHIBIT 16.4


                       GRASSI & CO., CPAS, P.C. LETTERHEAD


May 5, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read the statements made by Olympic Cascade Financial Corporation, which we understand was filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 1, 2003.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

GRASSI & CO., CPAS, P.C.

By: /s/ Louis C. Grassi
    --------------------------------
Name: Louis C. Grassi, CPA, CFE
Title:   Managing Partner



cc:      Mark Goldwasser
         Olympic Cascade Financial Corporation